Exhibit 10.2

AWARD NOTICE

NOTICE OF RESTRICTED STOCK AWARD
GRANTED PURSUANT TO THE
TRANSCAT, INC.
2003 INCENTIVE PLAN

Grantee:

Number of Shares Awarded:

Date of Grant:

     1.     Grant of Restricted Stock Award. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of Transcat, Inc., an Ohio corporation (the “Company”) has granted to you, under the Company’s 2003 Incentive Plan (the “Plan”), a restricted stock award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, of the number of shares of its Common Stock, $0.50 par value per share (the “Common Stock”) set forth above (the “Award Shares”). The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan.

     2.     Restrictions and Vesting. The Award Shares shall vest as follows (with each date on which vesting occurs being referred to as a “Vesting Date”): (a) fifty percent (i.e. [___]) of the Award Shares shall vest effective immediately as of the date of grant set forth above; and (b) subject to the terms of the Plan, provided you are still a full-time employee of the Company at that time, the remaining fifty percent (i.e. [___]) of the Award Shares will vest on the first anniversary of the date of grant set forth above. If your employment terminates before a Vesting Date by reason of death, Disability, Retirement, or termination for an Approved Reason, the Award Shares that have not yet vested shall accelerate and become fully vested, and the date of death, Disability, Retirement or termination for an Approved Reason shall become the Vesting Date. If your employment terminates before the applicable Vesting Date for any other reason, the Award Shares that have not yet vested shall be forfeited and cancelled immediately.

     3.     Unvested Award Shares. Until vested, the Award Shares initially will be evidenced by either (a) book-entry registration, without the issuance of a certificate representing such Award Shares; or (b) a certificate representing such Award Shares to be held by the Company’s transfer agent with a legend (suitable to counsel to the Company) that clearly and conspicuously indicates that such Award Shares are subject to the vesting provisions of Section 2 of this Award Notice.

     4.     Issuance of Shares. The Company will, provided that the conditions to vesting specified in Section 2 of this Award Notice are satisfied, issue a certificate or certificates representing the Award Shares that have vested as promptly as practicable following a Vesting Date. The Award Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative. Notwithstanding anything herein to the contrary, any certificate or certificates evidencing the Award Shares shall bear appropriate legends referencing the restrictions on transfer set forth in Section 5 of this Award Notice and any other legends as may be required pursuant to this Award Notice or the Plan, and shall be delivered to and deposited with the Secretary of the Company, or such other escrow agent as the Company may appoint, who shall retain physical custody of such certificates until the expiration of the Lock-Up Period (as defined in Section 5 of this Award Notice) applicable to such Award Shares, when such certificates shall be delivered to you. You understand that the Company will, and you hereby authorize the Company to, issue such instructions to its transfer agent as the Company may deem necessary or proper to comply with the intent and the purposes of this Award Notice.

     5.     Restrictions on Transfer of Shares. Notwithstanding anything herein to the contrary, the Award Shares, and the right to vote such Award Shares and to receive dividends thereon, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way prior to the date that is three years following the Grant Date with respect to such Award Shares (the “Lock-Up Period”), whether by operation of law or otherwise, except by will or the laws of descent and distribution. After the expiration of the applicable Lock-Up Periods, the sale or other transfer of the Award Shares shall be subject to applicable laws and regulations under the Securities Act of 1933, as amended. You agree that the Award Shares are not to be sold or otherwise transferred in any manner that would constitute a violation of any applicable federal or state securities laws or any rules, regulations or policies of the Company. You also agree (a) that the certificates representing the Award Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws; (b) that the Company may refuse to register the transfer of the Award Shares on the stock transfer records of the Company if, in the opinion of counsel satisfactory to the Company, such transfer would constitute a violation of any applicable securities law, and (c) that the Company may give related instructions to its transfer agent, if any, to stop registration of such Award Shares.

     6.     Rights as a Stockholder. Unless the Award is cancelled as provided in Section 2 of this Award Notice, prior to the Vesting Date you will have all of the other rights of a stockholder with respect to the Award Shares, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such Award Shares from time to time and the right to vote (in person or by proxy) such Award Shares at any meeting of stockholders of the Company, subject, however, to the provisions of Section 5 of this Award Notice.

     7.     Change in Control. Upon a Change in Control of the Company, the provisions of Section 10.3 of the Plan shall automatically and immediately become operative with respect to the Award.

     8.     Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the Award Shares upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the Award or issuance of certificate(s) for Common Stock hereunder, such Award or issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     9.     Plan Controls. The Award is subject to all of the provisions of the Plan, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

     10.     Payment of Taxes. You are responsible for any and all federal, state and local taxes (other than stock transfer or issuance taxes) arising as a result of the issuance of the Award Shares to you pursuant to this Award or any subsequent sale of the Award Shares by you. Notwithstanding the foregoing, the Company agrees to pay to you, as a bonus, on or before [___] and [___] (in the case of shares vested one year from the Date of Grant), or such earlier time in the event of a change of control, an amount necessary for you to pay the federal and New York state income taxes on the net income attributable to this Award. Such amount shall be determined by conclusively presuming that such net income (based on the full amount of the Award) will be taxed at the maximum federal rate at which income of an individual can be taxed in the calendar year [___]. If you make the election authorized by Section 83(b) of the Code with respect to this Award, you agree to submit to the Company a copy of the statement that you file to make such election.

ACKNOWLEDGEMENT

     The undersigned Grantee acknowledges receipt of, and understands and agrees to, this Award Notice and the Plan. The Grantee further acknowledges that as of the Date of Grant, this Award Notice and the Plan set forth the entire understanding between the Grantee and the Company regarding the acquisition of Common Stock and supercede all prior oral and written agreements on that subject, with the exception of any stock option awards under the Plan made to the Grantee contemporaneously with this Award.

Date:

Transcat, Inc.

By:

Grantee:

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